Exhibit 10.1

AMENDMENT NO. 3
TO
EMPLOYMENT AGREEMENT

AMENDMENT, dated February 28, 2014 (“Amendment”), made to the Employment Agreement dated as of November 19, 2009, as amended by Amendment No. 1 thereto effective as of March 1, 2011, and Amendment No. 2 thereto effective as of March 15, 2013 (together, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Franz Hanning (the “Executive”).
WHEREAS, the Company and the Executive have previously entered into the Employment Agreement and desire to amend the Employment Agreement as set forth below.
NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:
1.The first sentence of Section IV.B. of the Employment Agreement is hereby amended in its entirety and replaced with the following:
In addition, the Executive will be eligible to receive an annual incentive compensation award in respect of each fiscal year of the Company during the Period of Employment targeted to equal $900,000, effective January 1, 2014, subject to the terms and conditions of the annual incentive plan covering employees of the Company, and further subject to such performance goals, criteria or targets reasonably determined by the Company in its sole discretion in respect of each such fiscal year (each such annual incentive, an “Incentive Compensation Award”).
2.    From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 28th day of February 2014.
EXECUTIVE

/s/ Franz Hanning
Franz Hanning

WYNDHAM WORLDWIDE CORPORATION

By: /s/ Mary Falvey
    Name:    Mary Falvey
    Title:    Executive Vice President

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